                                                                   Exhibit 10.24



                         AGREEMENT RELATING TO PAYMENTS
                         ------------------------------


     This AGREEMENT RELATING TO PAYMENTS is made and entered into this 1st day of August, 1995, by and between SHELDAHL, INC., a corporation established and existing under the laws of the State of Minnesota having its principal place of business at 1150 Sheldahl Road, Northfield, MN 55057-0170, U.S.A. ("SHELDAHL"), JIANGXI CHANGJIANG CHEMICAL PLANT, a corporation established and existing under the laws of China, having its principal place of business at 1 Qianjin Road (E), Jiujiang Jiangxi China 332006 ("JCCP"), HONG KONG WAH HING (CHINA) DEVELOPMENT CO., LTD., a corporation established and existing under the laws of Hong Kong having its principal place of business at 14 Westlands Road, 3/F C, Aik San Factory Building, Quarry Bay, Hong Kong ("WAH HING"), and JIUJIANG FLEX CO., LTD., a corporation established and existing under the laws of China having its principal place of business at 1 Qianjin Road (E), Jiujiang, Jiangxi China 332006 ("SNW").

                                  BACKGROUND:

     A. JCCP, WAH HING and SHELDAHL wish to establish a limited liability company in Jiujiang, Jiangxi China. Its name is Jiujiang Flex Co., Ltd. The purpose of the company is to manufacture and sell flexible copperclad laminates and associated coverfilm tapes.

     B. The following additional agreements ("Additional Agreements") are being entered into this date: (i) Manufacturing Agreement; (ii) Marketing and License Agreement; and (iii) Agreement Relating to Joint Venture.

     NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, the parties agree as follows:

     1. SNW agrees to pay, and JCCP and WAH HING agree to cause SNW to pay, SHELDAHL the following amounts upon completion of each of the following milestones:

          Milestone                            Payment
          ---------                            -------

     Approval by the Chinese                   $270,000
     Government Agency of Joint
     Venture Contract and Related
     Agreements

     Within 45 days of approval                $180,000
     by the Chinese Government
     Agency of Joint Venture Contract
     and Related Agreements

     Completion of Phase 2                     $ 90,000
       (Equipment Performance
        Specifications)

     Completion of Phase 4                     $ 90,000
       (Personnel Training)

     Completion of Phase 5                     $180,000
       (Equipment verification)

     Completion of Phase 7                     $ 90,000
                                               --------
       (Start-up of production)

     TOTAL                                     $900,000
                                               ========

Each phase is more fully described in Schedule B to the Marketing and License Agreement. All payments shall be made in United States dollars.

     2. SHELDAHL has agreed to assist SNW in establishing a manufacturing line using technology licensed by SHELDAHL to SNW. SHELDAHL will receive a total of $900,000 for such assistance which shall be paid upon completion of certain milestones listed in Section 1 above. The $900,000 will be loaned to SNW by JCCP and WAH HING and will be repaid within 3-1/2 years after SNW begins production and the products meet the technical specifications by using dividends retained by SNW under Section 3 below and otherwise by SNW.

     3. Dividends which are otherwise distributable to SHELDAHL by SNW shall be retained by SNW until the earlier of (a) the date SNW has retained an amount equal to the payments described in Section 1 above; or (b) 3 1/2 years after SNW begins production, provided SHELDAHL has satisfied all contractual commitments then due to SNW under the Marketing and License Agreement and Manufacturing Agreement; or (c) the date SHELDAHL fulfills the commitments described in clause
(b) above which have not been satisfied prior to the end of the period set forth in clause (b) above. SHELDAHL shall fully participate in all distributions after the earliest of the periods described in this Section 3.

     4. This Agreement shall be effective only upon approval by the Chinese Government Agency of the terms of this Agreement and the Additional Agreements, to the extent such approval is required. This Agreement shall terminate in the event the Agreement Relating to Joint Venture terminates under Section 15.2(e) or the Closing under that agreement does not occur.

     5. This Agreement will be executed in Chinese and English. Each party shall have one copy in Chinese and one in English.

     6. This Agreement shall be attached to the Joint Venture Contract and Articles of Association.

     IN WITNESS WHEREOF, the parties have caused their respective representatives to sign and execute this Agreement in counterpart and each party holds one copy.

JIANGXI CHANGJIANG CHEMICAL      HONG KONG WAH HING (CHINA)
PLANT OF CHINA                   DEVELOPMENT CO., LTD.


By   /s/ Rong-Zhong Rui          By   /s/ William C.H. Ma
   --------------------------       ---------------------------
   Its      President                  Its   Managing Director
       ----------------------              --------------------



SHELDAHL, INC.                   JIUJIANG FLEX CO., LTD.


By    /s/ Edward Lundstrom       By    /s/ Edward Lundstrom
   --------------------------       ---------------------------
   Its V.P./Sales & Marketing       Its   Vice Chairman
       ----------------------           -----------------------

                                 By   /s/ Rong-Zhong Rui
                                    ---------------------------

                                 By   /s/ William C.H. Ma
                                    ---------------------------

                                       3